UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 6, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097

                          State of Hawaii

(State or other jurisdiction of incorporation)

           1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

                                             None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On March 6, 2013, HEI entered into a First Supplement (the First Supplement) to the Master Note Purchase Agreement dated March 24, 2011 (the Note Agreement). Under the First Supplement, HEI issued $50 million of its unsecured, 3.99% Series 2013A Senior Notes, due March 6, 2023, via a private placement with The Prudential Insurance Company of America, Prudential Arizona Reinsurance Captive Company and The Lincoln National Life Insurance Company.

The Note Agreement, as modified by the First Supplement (which includes representations that supersede and supplement the representations in the Note Agreement), contains customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in some or all of the Notes then outstanding becoming immediately due and payable) and provisions requiring the maintenance by HEI of certain financial ratios generally consistent with those in HEI’s existing unsecured revolving Credit Agreement, dated as of May 7, 2010 and amended as of December 5, 2011, with the lenders party thereto and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent. For example, under the Note Agreement, it is an event of default if HEI fails to maintain an unconsolidated “Capitalization Ratio” (funded debt) of 50% or less or “Consolidated Net Worth” of at least $975 million.

The net proceeds from the issuance of the Notes will be used by HEI to refinance $50 million of its unsecured, 5.25% Medium-Term Notes, Series D, that mature on March 7, 2013

The foregoing is only a summary of the terms and conditions of the Note Agreement, as revised by the First Supplement, and does not purport to be a complete discussion of its terms. Accordingly, the foregoing description is qualified in its entirety by reference to the First Supplement and the Note Agreement, which are filed as Exhibit 4(a) hereto and as Exhibit 4(a) to HEI’s Current Report on Form 8-K filed March 28, 2011, respectively, both of which are incorporated herein by reference.

HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 4(a)	First Supplement to Note Purchase Agreement among HEI and the Purchasers thereto, dated March 6, 2013.

Exhibit 4(b)	Master Note Purchase Agreement among HEI and the Purchasers thereto, dated March 24, 2011 (incorporated by reference to Exhibit 4(a) to HEI’s Current Report on Form 8-K filed March 28, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ David M. Kostecki
David M. Kostecki
Vice President-Finance, Controller
and Chief Accounting Officer
(Principal Accounting Officer of HEI)
Date: March 6, 2013